Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the 10.50% Series E Convertible Preferred Stock, $0.001 par value per share, of Peregrine Pharmaceuticals, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 27, 2017

Ronin Trading, LLC

By:	/s/ John S. Stafford, III
	Name:	John S. Stafford, III
	Title:	Manager

Ronin Capital, LLC

By:	/s/ John S. Stafford, III
	Name:	John S. Stafford, III
	Title:	Manager

/s/ John S. Stafford, III
John S. Stafford, III

SWIM Partners LP

By:	SW Investment Management LLC General Partner

By:	/s/ Stephen White
	Name:	Stephen White
	Title:	Manager

SW Investment Management LLC

By:	/s/ Stephen White
	Name:	Stephen White
	Title:	Manager

/s/ Stephen White
Stephen White

/s/ Roger Farley
Roger Farley